UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2023

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact name of registrant as specified in its charter)

New York	1-4858	13-1432060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 West 57th Street New York, New York	10019

200 Powder Mill Road Wilmington, Delaware	19803
(Address of Principal Executive Offices)	(Zip Code)

(212) 765-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value 12 1/2¢ per share	IFF	New York Stock Exchange
1.75% Senior Notes due 2024	IFF 24	New York Stock Exchange
1.800% Senior Notes due 2026	IFF 26	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 1, 2023, International Flavors & Fragrances, Inc. (the “Company”) entered into a Cooperation Agreement (the “Agreement”) with Carl C. Icahn and the persons and entities listed therein (collectively, the “Icahn Group”), pursuant to which the Company agreed to appoint Gary Hu (the “Icahn Designee”) to the board of directors of the Company (the “Board”) to fill a vacancy, effective as of February 1, 2023. In addition, the Company has agreed to include each of the Icahn Designee and Barry Bruno, a current member of the Board (the “Independent Director” and, each, a “Subject Director”) as part of the Company’s slate of nominees (collectively, the “2023 Slate”) for election to the Board at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”).

In connection with his appointment to the Board, the Board determined that Mr. Hu qualifies as an independent director under the listing rules of the New York Stock Exchange. Under the terms of the Agreement, the Icahn Group agreed that it will not enter into any agreement with, or compensate, the Independent Director with respect to his role or service as a director of the Company. In addition, the Icahn Group confirmed that Mr. Bruno is not associated with the Icahn Group.

In addition, under the terms of the Agreement, in the event a Subject Director resigns or for any reason fails to serve or is not serving as a director (subject to exceptions set forth in the Agreement, including as a result of such director not being nominated by the Company to stand for election at an annual meeting of stockholders subsequent to the 2023 Annual Meeting, following which the Icahn Group’s replacement rights shall terminate), then (i) in the case of the Icahn Designee, a replacement designated by the Icahn Group who is reasonably acceptable to the Board shall be added to the Board or as a nominee on the 2023 Slate, as applicable, and (ii) in the case of the Independent Director, a new independent director that is mutually acceptable to the Board and the Icahn Group shall be added to the Board or as a nominee on the 2023 Slate, as applicable.

On the date of the Agreement, Mr. Hu was appointed to the Audit Committee of the Board and the Transaction Committee of the Board. Mr. Bruno currently serves as a member of the Audit Committee. In addition, for so long as the Icahn Designee is a member of the Board, any Board consideration of appointment and employment of the Company’s chief executive officer and chief financial officer, mergers, acquisitions of material assets, dispositions of material assets, or similar extraordinary transactions, and voting with respect thereto, will take place only at the full Board level or in committees at which the Icahn Designee is a member.

So long as the Icahn Group holds a “Net Long Position”, as defined in the Agreement, in at least 1,875,000 shares of the Company’s common stock (the “Common Shares”), the Company will not adopt a Rights Plan, as defined in the Agreement, with an “Acquiring Person” beneficial ownership threshold below 15.0% of the then-outstanding Common Shares, unless (x) such Rights Plan provides that, if such Rights Plan is not ratified by the Company’s stockholders within 270 days of such Rights Plan being adopted, such Rights Plan shall automatically expire and (y) the “Acquiring Person” definition of such Rights Plan exempts the Icahn Group up to a beneficial ownership of 9.9% of the then-outstanding Common Shares.

The Agreement also includes other customary voting, standstill and non-disparagement provisions. The Agreement, including the standstill restrictions on the Icahn Group, will terminate upon the later of (x) 35 calendar days before the advance notice deadline set forth in the bylaws of the Company (the “Bylaws”) for the Company’s 2024 annual meeting of stockholders and (y) the first day on which the Icahn Designee is not a member of the Board.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

In connection with the entry into the Agreement, the Company and the Icahn Group will also enter into a Confidentiality Agreement, the form of which is included as Exhibit B to the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2023, the Board of the Company accepted the resignation of Director Mr. Kare Schultz, effective February 1, 2023. Mr. Schultz advised the Company that his decision did not result from any disagreement with the Company, its management or the Board on any matter, whether related to the Company’s operations, policies, practices or otherwise.

Item 7.01	Regulation FD Disclosure.

On February 2, 2023, the Company issued a press release announcing the Company’s entry into the Agreement with the Icahn Group. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

The information in this item (including Exhibit 99.1) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Cooperation Agreement, dated as of February 1, 2023, by and among International Flavors & Fragrances Inc. and the Icahn Group

99.1	Press release issued by International Flavors & Fragrances Inc., dated February 2, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

By:	/s/ Jennifer Johnson
Name:	Jennifer Johnson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated:	February 2, 2023